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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8 registering 2,500,000 shares of common stock) pertaining to the EEX Corporation Amended and Restated 1998 Stock Incentive Plan of our report dated February 19, 1999, with respect to the consolidated financial statements of EEX Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Houston, Texas
June 21, 1999